Exhibit 35.1

Statement of Compliance of The Bank of New York.

I, David Ayerdis, Vice President - The Bank of New York, a New York corporation (the "Trustee"), state:

A review of the Trustee's activities for the period from January 1, 2006 through December 31, 2006 (the "Reporting Period") and of the Trustee's performance under each Trust Agreement, delivered with respect to the trusts listed on the attached schedule has been made under my supervision, and to the best of my knowledge based on such review, the Trustee fulfilled all of its obligations under each Trust Agreement in all material respects throughout the Reporting Period for each of the trusts listed in the attached schedule.


                                                    /s/ David Ayerdis
Date: March 28, 2007                                ---------------------------
                                                    Vice President
                                                    The Bank of New York


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                                   Schedule

Trust                                          Trust Agreement
-----                                          ---------------
STRATS(SM) Trust for Proctor & Gamble          STRATS(SM) Series Supplement 2006-1, dated as of February 28, 2006,
Securities, Series 2006-1                      between Synthetic Fixed-Income Securities, Inc., as Trustor and
                                               Depositor, and The Bank of New York, as Trustee and Securities
                                               Intermediary, supplementing the Trust Agreement, dated as of February
                                               28, 2006,  between such parties.

STRATS(SM) Trust for Goldman Sachs             STRATS(SM) Series Supplement 2006-2, dated as of March 31, 2006,
Securities, Series 2006-2                      between Synthetic Fixed-Income Securities, Inc. ., as Trustor and
                                               Depositor, and The Bank of New York, as Trustee and Securities
                                               Intermediary, supplementing the Trust Agreement, dated as of February
                                               28, 2006,  between such parties.

STRATS(SM) Trust for Allstate Corporation      STRATS(SM) Series Supplement 2006-3, dated as of April 28, 2006,
Securities, Series 2006-3                      between Synthetic Fixed-Income Securities, Inc. ., as Trustor and
                                               Depositor, and The Bank of New York, as Trustee and Securities
                                               Intermediary, supplementing the Trust Agreement, dated as of February
                                               28, 2006,  between such parties.